                                                                    EXHIBIT 3.6

THESE SECURITIES MAY NOT BE PUBLICLY OFFERED OR SOLD UNLESS AT THE TIME OF SUCH OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933 FORMING A PART OF A REGISTRATION STATEMENT, OR POST-EFFECTIVE AMENDMENT THERETO, WHICH IS EFFECTIVE UNDER SAID ACT, UNLESS IN THE OPINION OF COUNSEL TO THE CORPORATION, SUCH OFFER AND SALE IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SAID ACT.



                                    WARRANT

              FOR THE PURCHASE OF COMMON STOCK, $1.00 PAR VALUE, OF
                            SUNRISE PRESCHOOLS, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

                 VOID AFTER 5:00 P.M. ____________________, 2000

NO. ___                                                      WARRANT TO PURCHASE
              [THIRTY-EIGHT THOUSAND THREE HUNDRED THIRTY-THREE (38,333)] SHARES


         THIS IS TO CERTIFY, that, for value received, _________________________ (the "Representative") or registered assigns, is entitled, subject to the terms and conditions hereinafter set forth, on or after ____________________, 1996 and at any time prior to 5:00 P.M., Phoenix, Arizona Time, on ____________________, 2000 but not thereafter, to purchase the number of shares (the "Shares") of Series C Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of SUNRISE PRESCHOOLS, INC., a Delaware corporation (the "Company"), from the Company as is set forth above and upon payment to the Company of $18.00 per share (the "Purchase Price") if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Article II hereof, and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Company of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase Price of each Share purchased.

1.       TERMS OF THE WARRANT

         1.1 Time of Exercise. Subject to the provisions of Sections 1.5 and 3.1 hereof, this Warrant may be exercised at any time and from time to time after 9:00 A.M., Phoenix, Arizona time, on ____________________, 1996 (the
"Exercise Commencement Date"), but no later than 5:00 P.M., __________________, 2000 (the "Expiration Time") at which it shall become void, and all rights hereunder shall thereupon cease.

         1.2     Manner of Exercise.

                 1.2.1 The holder of this Warrant (the "Holder") may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Company at its corporate office in Scottsdale, Arizona together with the full Purchase Price for each Share to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States Dollars to the order of the Company, and upon compliance with and subject to the conditions set forth herein.

                 1.2.2 Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder or its nominee.

                 1.2.3 In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

                 1.2.4 The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Company shall not be required to issue such Shares.

         1.3 Exchange of Warrant. This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to split-up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchange at such office. Upon any such surrender in connection with a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

         1.4 Holder as Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         1.5     Transfer and Assignment.  Prior to ____________________, 1996,
this Warrant may not be sold, hypothecated, exercised, assigned or transferred, except to any member of the National Association of Securities Dealers, Inc. participating in the offering covered by the Registration Statement referred to in Section 3.1 hereof and to individuals who are officers of the Representative or such members, or any successor to their respective businesses or pursuant to the laws of descent and distribution, and thereafter and until its expiration shall be assignable and transferable in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Act"); provided, however, that if not exercised immediately upon such transfer, the Warrant shall lapse.

         1.6 Method for Assignment. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the corporate office of the Company together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

         1.7 Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

                 1.7.1 the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                 1.7.2 the Company shall offer to the holders of its Preferred Stock or Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                 1.7.3 there shall be proposed any capital reorganization or reclassification of the Preferred Stock or Common Stock, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another entity; or

                 1.7.4 there shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than thirty (30) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken to determine the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Preferred Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the holders of the Preferred Stock or Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Preferred Stock or Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate). Without limiting the obligation of the Company to provide notice to the holder of actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such action of the Company.

         1.8 Lost Certificates. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an additional contractual obligation of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         1.9 Covenants of the Company. The Company covenants and agrees as follows:

                 1.9.1 at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized Shares and shares of Common Stock as are sufficient to permit the exercise in full of this Warrant and conversion of the Shares, as the case may be;

                 1.9.2 prior to the issuance of any shares of Common Stock, upon exercise of this Warrant and conversion of the underlying Shares, the Company shall secure the listing of such shares upon any securities exchange or automated quotation system upon which the shares of the Company's Common Stock are listed for trading; and

                 1.9.3 all Shares and underlying shares of Common Stock when issued upon the exercise of this Warrant or conversion of the underlying Shares, as the case may be, will be validly issued, fully paid, non-assessable and free of preemptive rights.

2.       ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES PURCHASABLE UPON
         EXERCISE

         2.1 Recapitalization. In case the Company shall, while this Warrant remains unexercised, in whole or in part, and in force effect a recapitalization of such character that the Shares purchasable hereunder or the Shares of Common Stock issuable upon conversion of the Shares shall be changed into or become exchangeable for a larger or smaller number of shares, then, after the date of record for effecting such recapitalization, the number of Shares which the Holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Preferred Stock or Common Stock by reason of such recapitalization, and the Purchase Price, per share, whether or not in effect immediately prior to the time of such recapitalization, of such recapitalized Preferred Stock shall in the case of an increase in the number of such Shares be proportionately reduced, and in the case of a decrease in the number of such Shares shall be proportionately increased. For the purposes of this Section 2.1, a stock dividend, stock split-up or reverse split shall be considered as a recapitalization and as an exchange for a larger or smaller number of shares, as the case may be.

         2.2 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then, as a condition of such consolidation, merger or sale or conveyance, adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of Shares of Preferred Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger or sale or conveyance, with respect to or in exchange for the number of outstanding shares of Preferred Stock or Common Stock equal to the number of shares of Preferred Stock or underlying Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

         2.3 Dilution. It is the intent of the parties that the Shares of Preferred Stock issuable upon exercise of this Warrant shall be entitled to the same price-based antidilution protection as all other shares of Preferred Stock issued by the Company as if such Shares were issued and outstanding as of the date of this Warrant. Any adjustment to the conversion price of the Series C Preferred Stock of the Company as a result of the price-based antidilution protection provisions of the Company's Certificate of Incorporation shall also be made to the conversion price for the Shares issuable upon exercise of this Warrant, whether or not such Shares are issued and outstanding as of the date of the issuance causing such adjustment.

         2.4 Notice of Dissolution or Liquidation. Except as otherwise provided in Section 2.2 above, in the case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, in the case of the dissolution, liquidation or winding-up of the Company, all rights under this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) days prior to such termination date.

         2.5 Statement of Adjustment. Any adjustment pursuant to the provisions of this Section 2 shall be made on the basis of the number of Shares of Preferred Stock which the Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the Purchase Price per share in effect immediately prior to the rise to such adjustment. Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of Shares of Preferred Stock which the Holder hereof shall be entitled to purchase hereunder and/or such new Purchase Price per share and shall prepare, retain on file and transmit to the Holder within 10 days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment.

         2.6 No Fractional Shares. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a Share in connection with the exercise of this Warrant, and in any case where the Holder would, except for the provisions of this Section 2.6, be entitled under the terms of this Warrant to receive a fraction of a Share upon such exercise, the Company shall upon the exercise and receipt of the Purchase Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled. The Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a Share upon exercise hereof.

         2.7 No Change in Form Required. The form of Warrant need not be changed because of any change pursuant to this Section in the Purchase Price or in the number of Shares purchasable upon the exercise of a Warrant, and Warrants issued after such change may state the same Purchase Price and the same number of shares of Preferred Stock as are stated in the Warrants initially issued pursuant to the Agreement.

3.       REGISTRATION UNDER THE SECURITIES ACT OF 1933

         3.1 Registration and Legends. This Warrant has not been registered under the Act. The Shares of Preferred Stock issuable upon exercise of this Warrant and the shares of Common

Stock issuable upon conversion of the Shares (collectively, the "Securities") have been registered under the Act on Form SB-2, SEC File No. __________ (the "Registration Statement"). Upon exercise, in part or in whole, of this Warrant, the Securities shall bear the following legend:

                 The shares represented by the certificate have been registered under the Securities Act of 1933, as amended, solely for sale to the holder of a warrant to purchase, which holder may be deemed to be an underwriter of such shares within the provisions and for purposes only of the Securities Act of 1933, as amended. The issuer of these shares will agree to a transfer hereof only if: (1) an amended or supplemented prospectus setting forth the terms of the offer has been filed as part of a post-effective amendment to the Registration Statement under which these shares are registered or as part of a new registration statement under which these shares are registered, if then required, and such post-effective registration statement or new registration statement has become effective under the Securities Act of 1933, as amended, or (2) counsel to the issuer is reasonably satisfied that no such post-effective amendment or new registration statement is required.

         3.2 No-Action Letter. The Company agrees that it shall be satisfied that no post-effective amendment or new registration is required for the public sale of the Shares if it shall be presented with a letter from the Staff of the Securities and Exchange Commission (the "Commission") stating in effect that, based upon stated facts which the Company shall have no reason to believe are not true in any material respect, the Staff will not recommend any action to the Commission if such Shares are offered and sold without delivery of a prospectus, and that, therefore, no post-effective amendment to the Registration Statement under which such shares are to be registered or new registration statement is required to be filed.

         3.3 Registration Rights. The Company agrees and undertakes that, upon written request of the then holder(s) of Warrants representing the right to acquire not less than 50% of the total number of Shares, to register the Securities, to file all necessary post-effective amendments to the Registration Statement or a new registration statement, if then required, and to file all necessary undertakings with the Commission so as to permit the Representative, or any assignee of the Representative, the right to sell publicly the Securities, on one occasion at any time within the period following the effective date of the Registration Statement and ending five (5) years from the effective date of the Registration Statement.

         3.4 Inclusion in Company Registration Statement. In the event that the Holders do not exercise their right to demand that the Securities be registered, the Company agrees that if at any time within five (5) years from the effective date of the Registration Statement it should file a registration statement under the Act for a public offering of equity securities, the Company will offer to the Holders the opportunity to include in that registration statement all or any portion of the Securities. This paragraph is not applicable to a registration statement filed with the Commission on Form S-4 or S-8, or any successor forms, and shall apply only if at least 25% of the Shares underlying this Warrant or shares of Common Stock issuable upon conversion of the Shares are so presented for sale.

         3.5 Covenants regarding Registration. In connection with any registration under Section 3.3 or 3.4 hereof, the Company covenants and agrees as follows:

                 3.5.1 The Company shall use its best efforts to have any post-effective amendment or new registration statement declared effective at the earliest possible time, and shall furnish such number of prospectuses as shall be reasonably requested.

                 3.5.2 The Company shall pay all costs, fees, and expenses in connection with all post-effective amendments or new registration statements under Section 3.2 and Section 3.3 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses, except that the Holders requesting registration shall pay 50% of the Company's legal expenses and the Company shall not pay for any of the following costs and expenses: (a) underwriting discounts and commissions allocable to the Shares, (b) state transfer taxes, (c) brokerage commissions, (d) fees and expenses of counsel and accountants for the holders of the Warrants or underlying Securities.

                 3.5.3 The Company will take all necessary action which may be required in qualifying or registering the underlying Securities included in any registration statement or post-effective amendment or new registration statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such underlying Securities, provided that the Company shall not be obligated to execute or file any general consent to service or process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                 3.5.4 The Company shall not be required to ensure the availability of a prospectus meeting the requirements of the Act in connection with any such registration for a period greater than is required to complete the marketing arrangements with respect to the Securities covered by such registration statement, and in no event for a period ending on the earlier of
(a) the date that all Securities have been sold or (b) the expiration of ninety
(90) days from the effective date of the registration statement (or such greater period as may be required by law for the delivery of such a prospectus).

                 3.5.5 The Holder shall be entitled to pay the Purchase Price for the Shares purchasable upon the exercise of this Warrant out of the proceeds of any sale of the Shares purchasable upon its exercise or of the underlying Common Stock, provided such exercise and sale occur simultaneously.

         3.6     Indemnity.

                 3.6.1 The Company shall indemnify and hold harmless each person registering securities pursuant to this Section (the "Seller") and each underwriter, within the meaning of the Act, who may purchase from or sell for any Seller any of the Warrants or Securities from and against any and all losses, claims, damages, and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or new registration statement or any supplemented prospectus under the Act included therein required to be filed or furnished by reason of this Section, or caused by any omission or alleged omission to state therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Seller or underwriter within the meaning of such Act; provided, however, that the indemnity agreement set forth in the Section 3.6 with respect to any prospectus which shall be subsequently amended prior to the written confirmation of sale of any Securities shall not inure to the benefit of any Seller or underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased such Securities which are the subject thereof (or to the benefit of any person controlling such Seller or underwriter), if such Seller or underwriter failed to send or give a copy of the prospectus as amended to such person at or prior to the written confirmation of the sale of such Securities and if such amended prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage, or liability.

                 3.6.2 Each Seller which avails itself of the procedures under Section 3 shall indemnify and secure the agreement of any underwriter which the Seller employs to indemnify the Company, its directors, each officer signing the related post-effective amendment or registration statement and each person, if any, who controls the Company, within the meaning of the Act from and against any losses, claims, damages, and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or registration statement or any prospectus required to be filed or furnished by reason of this Section or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by any such Seller or underwriter expressly for use therein.

         3.7 Agreements. The agreements in this Section shall continue in effect regardless of the exercise and surrender of this Warrant.

4.       OTHER MATTERS

         4.1 Payment of Taxes. The Company will from time to time promptly pay, subject to the provisions of Section 1.2.4 hereof, all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of this Warrant or the Shares purchasable upon the exercise of this Warrant.

         4.2 Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

         4.3 Notices. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, as follows:

                          Sunrise Preschools, Inc.
                          9128 East San Salvador Drive, Suite 200
                          Scottsdale, AZ  85258

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Company.

         4.4 Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of California.

         4.5 Parties Bound and Benefitted. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

         4.6 Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the _____ day of __________, 1995.

                                       SUNRISE PRESCHOOLS, INC.


                                       By:______________________________________
                                          James R. Evans, President



[Corporate Seal]
Attest:


__________________________________
Barbara L. Owens, Secretary

                            SUNRISE PRESCHOOLS, INC.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto _______________________________________________ the within Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint __________________________________________ Attorney, to
transfer said Warrant on the books of the Company, with full power of substitution.

Dated:____________________

                 Signed:______________________________

Signature guaranteed:



_______________________________________

                                SUBSCRIPTION FORM

                            SUNRISE PRESCHOOLS, INC.
                     9128 EAST SAN SALVADOR DRIVE, SUITE 200
                              SCOTTSDALE, AZ 85258


         The undersigned hereby irrevocably subscribes for the purchase of shares of your Preferred Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering such shares of Preferred Stock which should be delivered to the undersigned at the address stated below, and, if said number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.

         The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such shares of Preferred Stock or the underlying Common Stock (the "Securities") unless either (a) a registration statement, or post-effective amendment thereto, covering such Securities has been filed with the Securities and Exchange Commission pursuant to the Securities Act if 1933, as amended (the "Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of
Section 10 of the act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Securities to be so sold, transferred or otherwise disposed of, or (b) counsel to SUNRISE PRESCHOOLS, INC. satisfactory to the undersigned has rendered an opinion in writing and addressed to SUNRISE PRESCHOOLS, INC. that such proposed offer, sale, transfer or other disposition of the Securities is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) SUNRISE PRESCHOOLS, INC. may notify the transfer agent for its Securities that the certificates for the Securities acquired by the undersigned are not to be transferred unless the transfer agent receives advice from SUNRISE PRESCHOOLS, INC. that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) SUNRISE PRESCHOOLS, INC. may affix the legend set forth in Section 3.1 of this Warrant to the certificates for shares of Preferred Stock hereby subscribed for, if such legend is applicable.

Dated:___________________________       Signed:_________________________________

                                        Address:________________________________

                                        ________________________________________


Signature Guaranteed:


_______________________________________






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